UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Genesee & Wyoming Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-0984624 (I.R.S. Employer Identification No.)

66 Field Point Road Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.00% Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-183862

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Genesee & Wyoming Inc. (the “Registrant”) registers hereunder its 5.00% Tangible Equity Units (the “Units”), each with a stated amount of $100. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Units” on pages S-93 through S-97 and “Description of Our Units” on page 28 of the Registrant’s prospectus supplement relating to the Units and accompanying prospectus, filed with the Securities and Exchange Commission (“SEC”) on September 17, 2012 (Registration No. 333-183862) (the “Units Prospectus”). Each Unit is composed of a prepaid stock purchase contract and a senior amortizing note. For a description of the stock purchase contract, reference is made to the information under the headings “Description of the Purchase Contracts” on pages S-98 through S-119, “Description of Our Capital Stock” on pages 18 through 21 and “Description of Our Stock Purchase Contracts and Stock Purchase Units” on page 27 of the Units Prospectus. For a description of the senior amortizing note, reference is made to the information under the headings “Description of the Amortizing Notes” on pages S-120 through S-129 and “Description of Our Debt Securities” on pages 10 through 17 of the Units Prospectus. Each such description referred to above, and the Units Prospectus, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Annex II to the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 15, 2011, File No. 001-31456).

3.2	Amended Bylaws, effective as of August 19, 2004 (incorporated herein by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 001-31456).

3.3	Specimen stock certificate representing shares of Class A Common Stock (incorporated herein by reference to Exhibit 4.1 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, as filed with the SEC on June 12, 1996, File No. 333-03972).

3.4	Form of Class B Stockholders’ Agreement dated as of May 20, 1996, among the Registrant, its executive officers and its Class B stockholders (incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as filed with the SEC on June 7, 1996, File No. 333-03972).

4.1	Senior Debt Indenture, by and among the Registrant, as issuer, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4(u) to the Registrant’s Current Report on Form 8-K filed on September 19, 2012).

4.2	First Supplemental Indenture, dated as of September 19, 2012, by and among the Registrant, as issuer, and Wilmington Trust, National Association, as Trustee (including form of Amortizing Note) (incorporated by reference to Exhibit 4(s) to the Registrant’s Current Report on Form 8-K filed on September 19, 2012).

4.3	Purchase Contract Agreement among the Registrant, Wilmington Trust, National Association, as Purchase Contract Agent and attorney-in-fact for the Holders, and Wilmington Trust, National Association, as Trustee (including form of Unit and form of Purchase Contract) (incorporated by reference to Exhibit 4(p) to the Registrant’s Current Report on Form 8-K filed on September 19, 2012).

99.1	Prospectus supplement relating to the Units and accompanying prospectus filed with the SEC on September 17, 2012 (Registration No. 333-183862) (incorporated herein by reference).

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GENESEE & WYOMING INC.

Date: September 21, 2012	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Annex II to the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 15, 2011, File No. 001-31456).

3.2	Amended Bylaws, effective as of August 19, 2004 (incorporated herein by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 001-31456).

3.3	Specimen stock certificate representing shares of Class A Common Stock (incorporated herein by reference to Exhibit 4.1 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, as filed with the SEC on June 12, 1996, File No. 333-03972).

3.4	Form of Class B Stockholders’ Agreement dated as of May 20, 1996, among the Registrant, its executive officers and its Class B stockholders (incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as filed with the SEC on June 7, 1996, File No. 333-03972).

4.1	Senior Debt Indenture, by and among the Registrant, as issuer, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4(u) to the Registrant’s Current Report on Form 8-K filed on September 19, 2012).

4.2	First Supplemental Indenture, dated as of September 19, 2012, by and among the Registrant, as issuer, and Wilmington Trust, National Association, as Trustee (including form of Amortizing Note) (incorporated by reference to Exhibit 4(s) to the Registrant’s Current Report on Form 8-K filed on September 19, 2012).

4.3	Purchase Contract Agreement among the Registrant, Wilmington Trust, National Association, as Purchase Contract Agent and attorney-in-fact for the Holders, and Wilmington Trust, National Association, as Trustee (including form of Unit and form of Purchase Contract) (incorporated by reference to Exhibit 4(p) to the Registrant’s Current Report on Form 8-K filed on September 19, 2012).

99.1	Prospectus supplement relating to the Units and accompanying prospectus filed with the SEC on September 17, 2012 (Registration No. 333-183862) (incorporated herein by reference).